Final Transcript

Conference Call Transcript CAT - Caterpillar Inc. to Acquire Progress Rail Event Date/Time: May. 19. 2006 / 9:00AM ET

CORPORATE PARTICIPANTS

Mike DeWalt
Caterpillar Inc. - Director, Investor Relations

Steve Fisher
Caterpillar Inc. - VP, Remanufacturing

Steve Wunning
Caterpillar Inc. - Group President

CONFERENCE CALL PARTICIPANTS

Alex Blanton
Ingalls & Snyder - Analyst

Ann Duignan
Bear Stearns - Analyst

John McGinty
Credit Suisse - Analyst

Mark Koznarek
FTN Midwest Securities - Analyst

Robert McCarthy
Robert W. Baird - Analyst

Karen Ubelhart
Analyst

Stephen Sero
[Punning Asset Management] - Analyst

Eli Lustgarten
Longbow Securities - Analyst

Andrew Obin
Merrill Lynch - Analyst

PRESENTATION

Operator
Good morning, ladies and gentlemen, and welcome to the Caterpillar/Progress Rail conference call. (OPERATOR INSTRUCTIONS). It is now my pleasure to turn the floor over to your host, Mike DeWalt.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Thank you and good morning, everybody, and welcome to Caterpillar's conference call to discuss our acquisition of Progress Rail. I'm Mike DeWalt, the Director of Investor Relations for Cat, and with me here in the room today are Caterpillar Group President Steve Wunning, and Steve Fisher, Caterpillar's Vice President with responsibility for our remanufacturing division.

This call is copyrighted by Caterpillar Inc., and any use, recording or transmission of any portion of this call without the express written consent of Caterpillar is strictly prohibited. If you would like a copy of the transcript of today's call, you can go to the SEC filings section of our Website under investor relations this afternoon, where it will be filed as an 8-K. It will also be available on the SEC's Website.

In addition, certain information we will be discussing today may be forward-looking and involve material uncertainties that could impact our expected results. A discussion of uncertainties is included in the Safe Harbor statement included with our first quarter 10-Q and filed as an 8-K.

This call today is a little unusual for us. We've never held a conference call for an acquisition before today. We're doing it for several reasons. First, we don't have a history of large acquisitions; this is only the second that we've done at or above $1 billion. And while we have extensive manufacturing experience with remanufacturing, this acquisition will take us into new products and customers that are relatively new for us; although we do have some business with rail customers today, it's very small compared with Progress Rail. The industry may be new to you, and we wanted to give you an opportunity to talk to the senior executives at Caterpillar who are most involved and knowledgeable about Progress Rail.

And finally, we're really excited about Progress Rail and we think it's an excellent fit for Caterpillar, and we wanted a chance to tell the story in person.

This transaction, I think, was covered pretty well in the release with the attached Q&A, but just to recap a couple of the high points. The deal value is about $1 billion, and it's a combination of cash and stock of around 0.8 billion and assumption of debt at about 0.2 billion.

With that intro, let me turn it over to Steve Fisher for a few minutes. And Steve will take you through a little bit more about Progress Rail and their business.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Thanks, Mike. You're right; we're very excited about Progress Rail. It's a great fit with Caterpillar and our existing remanufacturing business. I'll take a few minutes and give an overview of Progress Rail and the areas of synergy we expect. When I'm finished I will turn it over to Steve Wunning, who will discuss the strong strategic fit we see with this business.

Progress Rail is a leading provider of remanufactured locomotive and railcar products and services to the North American railroad industry. For the most part they serve rail customers in two areas. The first is locomotive and railcar services, and the second is engineering and track services. In the locomotive and railcar services area, they remanufacture undercarriage for railcars and locomotives; things like wheels and axles, bearings, traction motors and so forth -- basically all the components underneath the railcars and locomotives. They also perform complete remanufacture and repair of locomotives and railcars, and provide on-site maintenance and repair of rail equipment.

In the engineering and track services area, they provide products and services for things like rail crossings and turnouts, signaling equipment, maintenance of way equipment, and they even do rail take-up and repair.

Recycling is also an important element of the Progress Rail business model, basically taking railcars and locomotives, remanufacturing what is possible and then recycling what is left.

In terms of physical presence, Progress Rail operates about 90 facilities in the U.S., Canada and Mexico, and has about 3700 employees. They have excellent coverage and their facilities are well located to provide aftermarket support to their customers. Their primary customers include all the Class 1 railroads, the regional short lines, railcar builders and owners, and leasers of rail equipment. A large and growing portion of their revenue is under long-term contracts, which provides consistency and stability, not only for Progress Rail but also their customers.

Speaking of customers, one of the things that we really like about this acquisition is the access it provides to a large new customer base for Caterpillar, the railroad. To give you a little more dimension on the business, Progress Rail's 2005 sales were about 1.2 billion and their operating profit was about 7% of sales. About 70% of the sales were related to locomotive and railcar services and about 30% were engineering and track services.

The business has shown strong revenue growth. Over the past few years Progress Rail has grown at about a 20% compound annual growth rate. And if you look at the past decade, it's about 15% after adjusting for acquisitions and divestitures.

We believe Progress Rail's strong competitive position and good customer relationships will fuel continued strong growth, and the positives that Caterpillar can bring to the business will certainly help. We expect that there will be a number of synergy opportunities as we begin to work with Progress Rail.

One of the most significant is in the area of salvage and reuse of components. Over the years, Caterpillar has invested in the development of salvage technologies that we apply to Cat remanned products; things like metal deposition, welding, recasting, some very advanced cleaning processes, and even the use of lasers in our remanufacturing business. These are some of the technologies that enable us to reuse materials that many other remanufacturers just throw away. And this helps us remanufacture products using less material, and ultimately, at a lower cost.

We believe many of these technologies will be transferable to Progress Rail and will make them and even stronger and more cost-effective business than they already are.

Another area of synergy is the potential for geographic expansion, giving Progress Rail a better path to serve global customers through being part of Caterpillar. With global remanufacturing, logistics, and technical capabilities, we think there will be many opportunities to serve rail customers around the world, as well as in North America.

In addition, we believe it can help expand the Progress Rail product line through the development of remanufactured locomotive engine components and other products and services.

Finally, there is a very good cultural fit between Caterpillar and Progress Rail. Billy Ainsworth, the CEO, and his team have done just an outstanding job in creating a growing profitable business that's well respected by their customers. They share many of the values we have identified in our Vision 2020 strategy, and they will be an important part of Caterpillar.

In terms of management, we like and respect the leadership team that is in place and built the Company, and we plan to keep them in place. Progress Rail will continue to deal with their employees and customers in much the same way they have in the past.

From an organizational standpoint, they will be part of our Remanufacturing Division, but they will operate very much as an autonomous business unit, very similar to our Solar Turbines Division within Caterpillar. We believe they will be a great fit and an important part of our future. Now I'd like to turn the discussion over to Steve Wunning.

Steve Wunning - Caterpillar Inc. - Group President
Thanks, Steve. First I'd like to echo Steve's comments about the management team at Progress Rail. Jim Owens and I spent considerable time with Billy Ainsworth and his team during our due diligence process and came away convinced that they would fit well in the Caterpillar culture and be able to take an already very successful company to new heights. They are strong, experienced and well respected in the industry. We are getting a great team with this acquisition. I'd like to also emphasize that while we are going to work very hard to realize the synergies we expect to achieve, we recognize the importance of maintaining the entrepreneurial spirit that the Progress Rail team brings to our business, and we will maintain that culture that has made them so successful. There is a lot that Caterpillar can bring to this company that we intend to integrate only where we can drive increased shareholder value.

From a strategic perspective, Progress Rail fits our profile for growth extremely well. It's the kind of business we want to pursue. They provide highly integrated solutions, offer end-to-end aftermarket support for customers in the rail industry. Rail is an industry we are interested in. Rail customers place a high value on safety, quality, reliability and durability in their products. And in the aftermarket, they are looking for low operating cost, high equipment up-time, and reliable service and support that they can count on. These are things that both Caterpillar and Progress Rail are highly focused on and are good at.

We also like the sustainability aspects of Progress Rail. They recycle and remanufacture over 2 billion pounds of iron each year, almost 15 times more than our current remanufacturing business.

Another important point about Progress Rail is that it doesn't conflict with the Caterpillar dealer network. Progress Rail will continue their focus on direct relationships with their key customers, while our dealers will keep focusing on their key customers with negligible overlap between the two.

Many industry experts believe the rail industry is experiencing a renaissance of sorts due to increased competitiveness and efficiency, and we see quite a bit to like about the industry; things like increasing rail traffic as measured by revenue-ton miles, improving coal and intermodal growth trends, and renewed pricing power and improved competitiveness versus trucking. We estimate the aftermarket rail services to be about a $12 billion industry in North America, and considerably less cyclical than sale of new rail equipment.

We expect Progress Rail to benefit from the improving rail picture overall, and to be much less cyclical than companies that sell new rail cars and locomotives. Rail services businesses are largely driven by rail activity, ton miles, regulatory policy relating to maintenance, and railroad outsourcing trends. These trends and this type of business are very attractive to us and really hit our sweet spot from a strategic fit perspective.

This acquisition represents a step change in growth of our remanufacturing division, but more importantly, provides another key building block in the execution of our corporate strategy. Last November when our CEO, Jim Owens, rolled out our new strategy, Vision 2020, he told you we wanted to grow our involvement in services, and this certainly moves us strongly in that direction. Growth in services is important because they tend to be less cyclical than many of our traditional machinery and engine businesses, and that's an important element of managing Caterpillar through the business cycle and providing earnings stability at the bottom. And from a short-term perspective, we expect the acquisition will be accretive to Caterpillar's 2006 profit per share. We reviewed this transaction extensively with our board, and it's safe to say that we all are very excited about Progress Rail becoming an important part of the Caterpillar family.

Now let me turn the discussion back to Mike.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Okay. That gives you a little more background on Progress Rail, and we're ready to take questions. But I'd like to just -- appreciate it if you would keep your questions to today's subject. If you have other things besides Progress Rail that you would like to talk about, please contact me separately as usual. We're ready for our first question.

QUESTION AND ANSWER

Operator
Alex Blanton, Ingalls & Snyder.

Alex Blanton - Ingalls & Snyder - Analyst
I'd like to ask about the assumptions you've made to get the statement you'd be accretive I take it for the second half of this calendar year -- correct?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Right.

Alex Blanton - Ingalls & Snyder - Analyst
These are the different things that I was concerned about and asking about. The interest rate on the $200 million debt, the interest rate foregone on the $424 million in cash, the price of the stock assumed in the 47% stock out of the $800 million, that breakdown -- what price of the stock (indiscernible) close on Monday, which was $77.47? Any amortization of intangibles other than goodwill in this calculation? And also inventory write-up, if any, that would take place that would have to flow through the income statement (multiple speakers)

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
You sound like you've been through this before. (multiple speakers). I won't give you all the assumptions that we presume for each one of those, of course, but when we say accretive, those are all the things that certainly affect this transaction's impact on Caterpillar's profit per share. So, all of those things are considered. And I would say at this point we're not exactly -- we don't -- besides being a forecast for the rest of the year, we're still working on the purchase price allocation, Alex. You talked about intangibles and the split between goodwill and things that are amortizable. We're still working on that. So, our comments about them being accretive we feel pretty good about. But again, it is subject to it being a forecast for the rest of the year and completion of all those items. But we have considered those all in our estimate that it's going to be accretive for the year.

Alex Blanton - Ingalls & Snyder - Analyst
What is the answer to my question, though? What are those interest rates, for example?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
What are the interest rates on the debt?

Alex Blanton - Ingalls & Snyder - Analyst
The debt, and how much on the cash foregone? What's the price of the stock you assumed?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
I'm not going to go into that kind of detail, Alex.

Alex Blanton - Ingalls & Snyder - Analyst
Companies normally do that. It's part of -- otherwise the analysts cannot separately verify that this will be accretive.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Well, it's our estimate. It's a part of what we put in the release. It's our expectation that it will, based on their past profitability and what we are expecting for the rest of the year. In terms of the short-term effect on debt, we’ree an A-rated company, so you can make an estimate of what our interest rates would be. I can't actually give you a split between the goodwill and non-goodwill piece; that's an estimate we're making based on what we know.

Alex Blanton - Ingalls & Snyder - Analyst
So, we'll take your word for it. There are two other things I'm concerned about; you may not have time to answer them. First, the competition. You have about a 10% of the market, as indicated in the opening remarks. So, you're one of the leading and one of the most extensive companies, but not the most or the largest. So, who are the competitors and how big are they? And finally, what is the state of lean, 6 Sigma lean in this company? Are they up to your standards, or do you think you'll bring them along and raise the margins as a result?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Let me try those. First of all, from a competitive standpoint, this is a very fragmented industry. There are a lot of relatively small companies competing in different niches of the business. To our knowledge, no one offers the range of services, the breadth of products, the entire end-to-end solution that Progress Rail does from an aftermarket perspective to the railroads. So, as we look at it, we like their competitive position very much. They appear to be number one, number two in most of the businesses that they're competing in. And again, from a breadth perspective, we think they're very solid.

Second question, 6 Sigma lean -- Progress Rail has a business model they call a PRIME; a lot of the same principles as 6 Sigma. They are very efficient. We like their cost structure. We do think there are opportunities to leverage 6 Sigma and work on some further operational improvements. But they're a very sound business operationally, and we like it very much from that aspect.

Operator
(OPERATOR INSTRUCTIONS). Ann Duignan, Bear Stearns.

Ann Duignan - Bear Stearns - Analyst
I think you said that the Company has 90 facilities, primarily in the United States. And if you go back through their original kind of pre-10-K that they issued, a number of these facilities are unionized. Can you talk about -- and I think two of them are expiring this year. Can you talk about any risks that might be there for Caterpillar, just acquiring a business that has more unionized employees?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I'll take that. Around 1000 of their 3700 employees are unionized. Approximately 300 to 350 of those employees are in their Mexican facilities, which are very customary. So, that leaves about 85% of their employee base is non-unionized. And we really don't see any significant issues. They have had very good relationships with their unions in the past. And just don't see a lot of risk in that area.

Ann Duignan - Bear Stearns - Analyst
So we shouldn't be concerned that -- with the issue that two of their union contracts expire in '06 and need to be renegotiated?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
No. That's something that we certainly uncovered during our due diligence process, and we think Billy and his team will be able to very effectively work with those unions to get resolution.

Ann Duignan - Bear Stearns - Analyst
I think you said that business had about 7% operating margin. But when we go through the numbers, again in the old 10-K, it looks like it's a very low-gross margin business. Could you help us understand when you think you can get this business to Caterpillar's average margins? You talked about the synergies, and I think you mentioned bringing salvage technology to the businesses in the rail business. Wouldn't that require further capital investment? I think of these companies as being tiny little businesses all over the country, and if you need to bring technologies to them, you're going to have to invest in capital in each one of them.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Very good questions. First of all, on the margins, number one, their margins are very much in line with what we see in the industry. I think another attractive aspect of it is we believe they will be able to maintain the margins throughout the cycle. So as we get into cycle, those margins, obviously, will become a little more attractive. We do think there is opportunity to improve them, primarily with technology, and I'll touch on that in a minute.

I think the other aspect, and we talked about it, is the financials, even with their current margins and the $1 billion investment, still exceeded our hurdle rate as a company. So this is a financially attractive deal for us.

From a technology perspective, there probably will be some (technical difficulty) it's very much in line with what they've historically spent. And what we're going to focus on very early on is the low-hanging fruit. And we do see some opportunities where we can leverage practices and technologies that we have in place and put in place quickly at Progress Rail, probably with very minimal capital investment. As we move to more sophisticated technologies, there will be more. We see this as probably the primary area for margin improvement, and are confident that we can achieve it.

Ann Duignan - Bear Stearns - Analyst
Do you see yourselves moving from 7% operating profit margins to something closer to Caterpillar average margins over the course of two, three years?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
We see them improving.

Ann Duignan - Bear Stearns - Analyst
When you define the market as highly fragmented, should we read that as low barriers to entry? I think of this business as 90 little facilities out there; anybody could open shop. Am I interpreting fragmented the wrong way, or are there high barriers to entry for this kind of business?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Actually, the 90 locations, we think, represent a barrier to entry, in that one of the strengths of Progress Rail is that their network is as broad or broader than anyone in the industry. They're located where their customers are at. Their customers, the large Class 1 railroads, have many locations. And we think the fact that they're positioned very well is actually a very good competitive advantage.

Operator
John McGinty, Credit Suisse.

John McGinty - Credit Suisse - Analyst
In what Progress filed as its pre-10-K, they say that the market for components, repair, maintenance services and so on was over 30 billion, and I think Steve said it was $12 billion. Could you reconcile those two numbers?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I think the $30 billion -- the $12 billion represents, really, aftermarket services. And I think the $30 billion is just a broader definition of the industry. As we look at what we're focusing on and the ballpark that we have to play in, we think $12 billion is probably a very conservative estimate. As we expand and find new opportunities that, obviously, will open up the scope of the industries that we'll be competitive in.

Steve Wunning - Caterpillar Inc. - Group President
I just want to add to that just that $12 billion industry is really just the North American industry. And we see opportunities to take this beyond North America's (indiscernible) larger than the $12 billion.

John McGinty - Credit Suisse - Analyst
I understand; but the $30 billion was also a North American number. I was just trying to get clarity between the two. They say that 35% of their customers are the Class 1 railroads, and they don't speak to the other 65%. You talked to short-line, the car builders, the car lessors. Can you break the other 65% -- help us understand who your customers are? And then the related question to that is what portion of your contracts with these customers is under long-term contract, which you cited -- I think Steve Fisher cited in his overview?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I don't have the breakdown between Class 1 and all the non-Class 1. I can't break that out any further for you at this point.

John McGinty - Credit Suisse - Analyst
What about the percent long-term contracts?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
It varies by business. I think a nice round number is about 50% on average of their business is under long-term contract. That's grown significantly over the last few years, and we expect that to further grow as we go into the future, and that just further adds to the counter-cyclicality story.

John McGinty - Credit Suisse - Analyst
On that question of counter-cyclicality, again, just reading the MD&A, one of the things that had an impact on their earnings that hurt them actually was when scrap prices had gone up and then scrap prices went down. That seems to be a big portion of their driver. Can you do anything to insulate Progress from that, or is that just kind of one of the things you're going to have to live with?

Steve Wunning - Caterpillar Inc. - Group President
I think that the bubble that you saw was in 2004, and I think by all accounts that was just a highly, highly unusual year. They're back to more normal running rates, and that's certainly an element of volatility on their earnings. But they also turn their inventory very rapidly, and almost are naturally hedged from metal market fluctuations.

John McGinty - Credit Suisse - Analyst
I can understand why they as an independent company went into the track business. It certainly doesn't seem to fit with the remanufacturing as one would look at it. In your mind, is that 30% something that's a long-term keeper for you, or is that something you're going to evaluate as you go forward?

Steve Wunning - Caterpillar Inc. - Group President
I think absolutely it's a keeper. One of the things that's attractive about this business for us is the end-to-end service that they can provide to the railroads, both in terms of remanufactured products, other services, the turnouts and rail crossings, the track works that they do, the maintenance of way. And again, from a full services provider perspective, that's an important part of the business.

Operator
Mark Koznarek, FTN Midwest Securities.

Mark Koznarek - FTN Midwest Securities - Analyst
Now that you've acquired this business and put it into remanufacturing, how large is total Cat remanufacturing revenues pro forma for the addition of this? And secondly, you talked about the market for the specific Progress Rail being $12 billion, or potentially larger, based on the last question. But then when we broaden it out now to overall Cat remanufacturing market opportunity, what would the size of that he?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
We, of course, don't disclose remanufacturing that we have currently separately. And realize the remanufacturing within Caterpillar, a lot of it is for our own products; some of it is mining; some of it is on highway. We remanufacture a wide variety of components for the businesses that we're in. We do have, of course, external remanufacturing businesses that remanufacture for the -- auto companies are a big customer. But we don't separately break that out. So the only thing that's out there right now that's public certainly is the $1.2 billion in annual sales for Progress Rail. That's an annual number. Sorry I can't help you anymore.

Mark Koznarek - FTN Midwest Securities - Analyst
Mike, you've done three acquisitions there, if I'm remembering correctly; one here, one in the UK, and then the Finning thing. So, of those, can you at least circle -- put a circle around what the revenues of those things are?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
No, we've not disclosed the volume of the other acquisitions at all. So that would -- that's unfortunately not in the cards today.

Mark Koznarek - FTN Midwest Securities - Analyst
What about the market opportunity? Can you talk about that overall now?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I'll take that one. That's one of the attractive things about the remanufacturing business for us. There's different data out there, but a best estimate is in North America and Europe alone, it's about a $100 billion industry. And that's a fairly broad definition of remanufacturing; it gets into rebuilds and things like that. But as we look at our competitive position, some of the technologies that we have, the greening aspect of remanufacturing -- we think it's a very good opportunity. Still a lot of growth potential for us, both organically and the other means. And Progress Rail, again, is a very good step towards improving our position in that market.

Mark Koznarek - FTN Midwest Securities - Analyst
Steve, that's an overall addressable market by Cat, or would you just play in a fraction of that?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Much of it is addressable.

Operator
Robert McCarthy, Robert W. Baird.

Robert McCarthy - Robert W. Baird - Analyst
I wanted to follow-up John's question about the $12 billion and the $30 billion. As I read PRS's filing, I took the $30 billion to include internal operations at the rail company. I assume your $12 billion number is a market that is external to what they might do themselves.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I think that's certainly part of it. And again, as outsourcing trends take place, we think more of the $30 billion may become available to us.

Robert McCarthy - Robert W. Baird - Analyst
I assume your definition also includes engines themselves, by virtue of the fact that you've gotten yourselves into that business with the earlier Finning transaction, right?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
That's part of the $30 billion. Right.

Robert McCarthy - Robert W. Baird - Analyst
Does the Finning platform give you sufficient scale and scope to address the entire North American operation?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
It's a start. The Finning acquisition, primarily some engine components, like crank shafts and power assemblies; much smaller in scope than what we're talking about here.

Steve Wunning - Caterpillar Inc. - Group President
But I think that we need to look at our overall remanufacturing, because one of the things that we do provide Progress Rail is by combining their volumes and future volumes with what we already have with the Caterpillar business, we do bring a whole lot more scale. So, we get economies of scale from the combining of the two companies, not just the Finning business.

Robert McCarthy - Robert W. Baird - Analyst
That sort of my next question. I was going to ask how long you've been in the business of remanufacturing locomotive engines yourselves.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
We've been in the business a little over 30 years, and really had a heavy focus on it probably over the last five to seven years.

Robert McCarthy - Robert W. Baird - Analyst
Very good. You talked about the opportunity to expand, go global, if you will. I assume that that's something you would probably need perhaps selective acquisitions to accomplish, so that you would buy established customer relationships.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
That's certainly not off the table, but we do have a global remanufacturing footprint, we have global customer relationships. And with the capabilities that Progress Rail brings to the table, our first avenue would be to try to leverage what we have internally as selected acquisitions (multiple speakers)

Robert McCarthy - Robert W. Baird - Analyst
So you're doing locomotive engine remanufacturing on a global basis?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
We currently are doing some in the UK, and have the capability to do that around the world.

Operator
Karen Ubelhart.

Karen Ubelhart Analyst
Two questions; one on management. Can you tell us the terms of the contract, how long there they have to stay, and what their intentions are, to the degree that you can? And also, can you compare the 7% operating margin with what you're currently getting in your reman operation? I know you're not going to give us a number, but very far away, close, whatever -- some degree.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I'll address the management question; then I'll let Mike take the margin question. Can't disclose the terms of the relationship with the management team. Very much are intent to keep them in place, as I said. They are an important part of the acquisition. They're very well respected in the industry. They know the business. And we believe they're excited about it, excited about becoming part of Caterpillar. So we see that as a very positive thing. And again, the intent is to let them continue to run the business as they have in the past, with target areas of improvement in salvage and global growth and so forth.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Could you just repeat the second part of your question?

Karen Ubelhart Analyst
On the 7% operating margin, just some degree of magnitude of how that compares with your reman operations at Cat currently in place.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
We don't disclose Cat reman separately, so I'm afraid I can't give you a comparison. To Steve's point earlier, though, Steve made a comment earlier -- and maybe he can pick up on this -- that they are certainly a good competitor with the people who are out there doing this today.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
As we looked at other businesses and evaluated the industry, their margins certainly are very much in line with other people in the rail aftermarket services, with some of the other companies that you see out there.

Operator
[Stephen Sero], [Punning Asset Management].

Stephen Sero - [Punning Asset Management] - Analyst
Can you just tell me currently, are any Cat engines used in locomotives?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
There are a few. They're not large and widespread, but we do sell to the locomotive industry; not in high-volume, but some.

Stephen Sero - [Punning Asset Management] - Analyst
Longer-term, is becoming an OEM manufacturer of any of the local locomotives or railcars something that might be of interest to you?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Certainly from a railcar perspective, that's not in our line of sight, as it pertains to locomotives, I think.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
We've looked at that before. I think -- if you look at the strategic criteria that we look for when we look for an acquisition, I think you would find that the locomotive business would fit most of the criteria that we look for in an acquisition. So, I think we would be interested. We would be interested in being a supplier to that industry. We may well be interested in being in that industry. But it's a pretty small population, certainly in North America today.

Stephen Sero - [Punning Asset Management] - Analyst
Just trying to get a sense if you sort of view this as a new potential leg on the stool, so to speak, longer-term.

Steve Wunning - Caterpillar Inc. - Group President
But having said that, is that the Progress Rail acquisition -- we did that strictly on the merits of what we could do together to better serve the railroads and the aftermarket.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
In fact, Progress Rail is not just a remanufacturer of components from one original equipment supplier; they cover the gamut. So they service everybody.

Operator
Alex Blanton.

Alex Blanton - Ingalls & Snyder - Analyst
This is on the margin, and how you calculate those. What is in the revenue? Because it strikes me that generally speaking, service operations make a lot more than 7% on sales, aftermarket kinds of services. So how is the revenue calculated? What's in there?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Breaking down their revenue just a little bit more, about a third of it -- and these are round numbers -- but about a third of it is recycling, basically their scrapyard operations. About a third of it is locomotive and railcar services, and the scrap business is build into that. And then about a third of it is engineering and track services. It's a combination of both products as well as services that they provide.

Alex Blanton - Ingalls & Snyder - Analyst
I guess you didn't understand what I was getting at. What kinds of things go into the revenue? The full value of what you're taking in to be remanufactured, what's in the revenue -- materials pass-through, all that kind of stuff? And what do these margins really mean?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
There's not a simple -- it's a combination of both, and it varies by customer, it varies by business. But there are both pass-through-type margins, there's some [just] labor; there's some that are a combination of both. So, 7% is very much a weighted average.

Steve Wunning - Caterpillar Inc. - Group President
I think one of the things that we see here, too, is that we see that as an opportunity. One of the things that we've been able to do in the remanufacturing within the Caterpillar business is through our technology, we can salvage and reuse components that otherwise in the past we couldn't; we had to use new components, new parts. We see an opportunity there. By using our technology, we can help Progress Rail use fewer new parts and components, and reuse the existing parts and components and have comparable (indiscernible) (multiple speakers). There is an opportunity there.

Alex Blanton - Ingalls & Snyder - Analyst
One more time. Somebody sends you something to remanufacture. You send it back to them with the work done. What's in your revenue figure when you send it back?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Again, it depends is the answer. With some customers it would be the value of the entire product; with some it can be just the value of the service. To follow Steve's point, we do see the salvage and reuse opportunities being a significant source of margin improvement, and certainly something we've experienced in our own business. And going forward we believe those will improve.

Operator
Ann Duignan.

Ann Duignan - Bear Stearns - Analyst
I think you said that your long-term contracts represent about 50% of your revenues, or 50% of your revenues are locked into long-term contracts. What's the duration of those contracts in general? And do you have inflation clauses in those contracts, or is a long-term contract a good thing or a bad thing in this environment of higher input costs?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
On average -- and again, it varies by product -- but on average, 50% is under long-term contract. They vary in length; some as short as -- we typically define long-term as three years or longer. There are some three-year contracts. There are some 10 to 15-year contracts. Probably the average is somewhere in the middle. And I think we view them as a good thing. It certainly provides stability and a source of predictable revenue for Progress Rail, as well as for their customer base. They know they have a partner that they can rely on and will be there consistently.

Steve Wunning - Caterpillar Inc. - Group President
Just another point -- the other 50% is not necessarily on long-term contracts, but Progress Rail has had a great track record of growing business relationships with all of their customers, and through the higher service, the value that they can provide to those customers. So they have had a very successful track record of growing the business with all their existing customers.

Ann Duignan - Bear Stearns - Analyst
But how do you protect the business against inflation on the (indiscernible) raw material side?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
The terms of the contracts are different. I really can't -- without going into each of them individually, that's hard to answer.

Ann Duignan - Bear Stearns - Analyst
I'm a little confused about your strategy to grow internationally. Because when you say that Progress Rail's competitive advantage in North America is the fact that they have 90 facilities --they're everywhere; they're everywhere that the customers need them -- I can't visualize in my mind how you can replicate that easily around the rest of the world without doing a significant number of small acquisitions. What am I missing? Where's the disconnect? The value of Progress Rail in North America is 90 small businesses all around the country; to grow internationally, that's not an easy business model to replicate.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I understand the point. Maybe a good example is just one example that we certainly think is possible, and even in the short-term. Wheel and axle remanufacturing is a big part of their business. We know there are opportunities for that type of remanufacturing around the world today. We have facilities in the UK that are perfectly set up to do that type of business, and we think that's a quick win. We're establishing capability in China from a remanufacturing perspective. We think that type of product could be done there; in India, doing the same type of thing. So initially, again, we would leverage the capability that we have in place, and then we would look at acquisitions as they make sense.

Steve Wunning - Caterpillar Inc. - Group President
Certainly, the network that Progress Rail has in North America is a competitive advantage. But that's not they're only competitive advantage. They really understand the rail aftermarket business. They do have a lot of technology in their own right. And there's been a lot of customers outside of North America that have asked Progress Rail to serve them. And they just haven't had the resources to expand outside North America, because they focused all their resources in addressing the North America business. So, there is a lot of need and a lot of demand for their capability that we think we can help them expand now, because we can provide greater resources that they simply didn't have themselves.

Ann Duignan - Bear Stearns - Analyst
I understand. I'm assuming, though, that all in, the expansion outside of North America will be a slow, gradual, bite off a little bit at a time expansion. Is that a fair assumption?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
We think there are some immediate opportunities that we can pursue and we will begin pursuing, but I think it's safe to say that it will probably be a little slower process. But the opportunity is definitely there, and we're taking a long-term view with this acquisition. Five or 10 years down the road, we think we can have a very significant presence overseas.

Ann Duignan - Bear Stearns - Analyst
Are there any environmental risks associated with this business? I'm sure that you spent a fair amount of your due diligence looking at this. But I think of it as a pretty down and dirty kind of (technical difficulty)

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
We did extensive due diligence and extensive environmental due diligence. And for this type of business, we didn't see anything that caused us great concern. There certainly are some issues that we'll need to look at, but nothing of great significance. So, it's not a major or even minor concern for us at this point. The other side of that coin is from the environmental aspect, we think this is a great environmental story. They're a recycler of the first order. Steve mentioned recycling, remanufacturing over 2 billion pounds of iron each year. So, we think there's a very good sustainability aspect to this business.

Ann Duignan - Bear Stearns - Analyst
I guess that is the other way to look at it. Any other questions, I'll take them off-line. Thanks.

Operator
John McGinty.

John McGinty - Credit Suisse - Analyst
If we go back in history when Cat introduced the 3600 engine, it was touted as the new railroad engine. And you never got it into the railroads because the maintenance people wouldn't accept it. The question is (indiscernible) you get the new C-175 coming, a lot of opportunity, a lot of chance, does this help you convince railroads that that engine works, or is it just totally separate?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
3600 would be a great rail engine, and C-175 would be a great rail engine. Unfortunately, from a new equipment standpoint, the two main North American locomotive manufacturers, of course, make their own engines. We would sure love to put our engines in locomotives. And if this transaction helps us in that regard, that's a benefit that we have not included in any of our analysis on this deal.

John McGinty - Credit Suisse - Analyst
You don't think, then, that this will help you push the rails to opt for the Cat engine?

Steve Wunning - Caterpillar Inc. - Group President
I don't think we said that. I think what Mike is really saying is we didn't included it in the financial analysis. But this gives us an opportunity to get to know the railroads better; it gives the railroads an opportunity to get to know us better. And what we want to do is to use this opportunity to look for all kinds of areas for synergies. And who knows where that might lead?

Operator
Eli Lustgarten, Longbow Securities.

Eli Lustgarten - Longbow Securities - Analyst
(indiscernible) indicates that their five largest customers are 37% of their revenue, or they get (indiscernible) the first quarter. Canadian Pacific is about 11% of it. Are most of the long-term contracts with these -- the largest customers (indiscernible)

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Primarily, but they also have long-term contracts with other customers and other aspects of the business. There's not a real concentration.

Eli Lustgarten - Longbow Securities - Analyst
Would the bulk of it, the big portion of that 50% be the big Class 1 railroads? That's where the stable base of the business is.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I think that's the largest portion.

Eli Lustgarten - Longbow Securities - Analyst
Secondly, if you read -- if you (indiscernible) it looks like the debt outstanding for Progress is about $241 million, which is about 8%, if my calculations are correct. Now, I think there's a call -- can you just transfer that into your borrowing, which would be cheaper? Because I think there's a call penalty that you have before 2008, if I read it correctly.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Our treasury group right now is evaluating what the best option for us is with respect to the bond, and we haven't come down on what we want to do yet.

Eli Lustgarten - Longbow Securities - Analyst
But otherwise, for the most part we should assume that [at least for the near-term] it stays about 8%?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
Whatever the value of it or the rates on it are today, I think, just for your current calculations that should -- you should stick with, because we haven't come to any decision on what to do with it, and that's what's out there today.

Operator
Andrew Obin, Merrill Lynch.

Andrew Obin - Merrill Lynch - Analyst
Just thinking about your reman business, my understanding is the business that exists today, a lot of it is [ruined] by recycling Caterpillar parts. So, these are sort of low-volume, one-offs, if you have a very good distribution network to capture those through your dealers. And the second part of the business is automotive, where you really have very high volumes, so you might not have the distribution in place. But there's just so much stuff that it really supports the whole recycling business model. And then you have sort of one-off defense [MOD] stuff where you have long-term contracts. Where does the railroad business fit between this low-volume, but you know the customer well, you can capture them very -- you can capture the flow of the parts very well -- high-volume, might not get the high percentage of the parts, there's still enough to do through the system -- how do you capture the parts in the railroad business? Does this make sense, the question?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
I understand the question. I guess first of all, I'm not sure I would characterize the Caterpillar business as low-volume. We certainly do have some that is relatively low; we also have some very high-volume components. We remanufacture over 2 million units a year, and the bulk of that is relatively high-volume.

Andrew Obin - Merrill Lynch - Analyst
Sure. But you have the distribution network. (multiple speakers)

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
With the rail business, again, it's a combination of both wheels and axles. Progress Rail is the largest remanufacturer of wheels and axles in North America, in the hundreds of thousands. Bearings -- also very high-volume business. They have some low-volume business as well.

Andrew Obin - Merrill Lynch - Analyst
How do you -- given that you only have 10% of the market right now -- how do you grow -- what's your competitive advantage to grow the market share? I understand you really need -- to make the business profitable, you do need the volumes on the railroad business. So, I assume eventually you'll probably want to go after maintaining (indiscernible) some (indiscernible). How do you capture this business?

Steve Wunning - Caterpillar Inc. - Group President
I guess the way I look at it is one of the things that attracted us to Progress Rail is it does provide us a distribution network for the railroads. Because if you look at the locations of the Progress Rail operations, they're at the rail sites. They're located close to the railroads. That gives us a distribution network to collect the cores, to collect the components to do the remanufacturing, and then it gives us a network to get it back to the railroads. So, I think we do have the distribution network in place now for that customer base, and that's Progress Rail. So we think that's going to help us a great deal.

Andrew Obin - Merrill Lynch - Analyst
Do you think going forward you can capture -- I guess the example I'm thinking of (indiscernible) Pratt & Whitney going after GE engine parts; can you do something like that to GE?

Steve Wunning - Caterpillar Inc. - Group President
The other point, too -- I'll get to the GE part in a minute -- is that the rail aftermarket is a very fragmented industry. There's a lot of small players. And Progress Rail has got one of the most -- the broadest suite of services and products of all the players in that industry. They are the leader in that industry in most of the segments that they have chosen to compete in. So, they're the bigger one of the bunch in that industry today. They're not behind; they're at the lead. What this does give us is the opportunity to see what we can do to provide more products and services to (technical difficulty) of the locomotive and the rail cars than what we are currently providing.

Andrew Obin - Merrill Lynch - Analyst
So (technical difficulty) when I saw the announcement, I sort of thought about it as a way of getting into expanding significantly your presence in the aftermarket for locomotives. Is that a fair statement, or is that far-fetched?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
That's certainly an opportunity. The other aspect that you're asking on how do you get the cores, I think (indiscernible) recycling element, buying used locomotives and rail cars, and bringing them into their recycling businesses is the primary source of available cores. And it's a very large business for them and very successful. So, combining distribution with their very unique business model creates that opportunity.

Andrew Obin - Merrill Lynch - Analyst
So basically, the existing distribution network for them gives them access to enough cores that that's fine to maintain to sort of work with it on (indiscernible) profitability?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
That's right. I think we have time for one more question.

Operator
Alex Blanton.

Alex Blanton - Ingalls & Snyder - Analyst
The 20% growth you mentioned earlier; that's over what period, Mike?

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
I think about 10 years.

Steve Wunning - Caterpillar Inc. - Group President
The 20% is five years.

Alex Blanton - Ingalls & Snyder - Analyst
So what's driving that? Are you consolidating in this fragmented industry? Are you making acquisitions? Are you just taking market share from other people? Are you introducing new products? What's driving the 20% growth? Because that's pretty -- that's about -- that's compared with maybe 1 or 2% for the industry as a whole, probably.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Long-term increase in long-term contracts is part of the answer. That has grown substantially over the last few years. As the rail industry has come out of a cycle in 2000, 2001, and experienced some growth, the aftermarket piece, and certainly the Progress Rail piece, have grown at a much faster rate than that -- very good tailwind there. Increased outsourcing trends from the railroads is part of the story. Not any one significant factor, but (multiple speakers)

Alex Blanton - Ingalls & Snyder - Analyst
The $12 billion is growing fast, too, then because of increased outsourcing. Is that what you're saying? It's not 1 or 2%, but it's faster.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
That's our belief.

Alex Blanton - Ingalls & Snyder - Analyst
Do you have any numbers on that?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I don't.

Alex Blanton - Ingalls & Snyder - Analyst
Did you work up any numbers during due diligence?

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
On the growth of the industry?

Alex Blanton - Ingalls & Snyder - Analyst
Yes.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
Not that I -- no; I don't have those at my fingertips.

Alex Blanton - Ingalls & Snyder - Analyst
It would be interesting to have that. Go ahead. I interrupted.

Steve Fisher - Caterpillar Inc. - VP, Remanufacturing
I'm finished.

Alex Blanton - Ingalls & Snyder - Analyst
You mentioned economies of scale. Were you talking simply about the kinds of things that you mentioned you'd be able to do, remanufacturing in China and India and the UK and so forth? Is there some other economy of scale here that (multiple speakers)

Steve Wunning - Caterpillar Inc. - Group President
I think the economies of scale we're talking about is the scale that we bring to our current facilities, the remanufacturing facilities. But it's also being able to leverage our technology and our expertise, even more so than just providing it to the Caterpillar product. And from our experience in the automotive industry, that knowledge and expertise is directly transferable to the automotive industry. And we are very confident that that's also transferable to the rail industry. It's our kind of iron. We really understand how to remanufacture and salvage this type product. So, it's really more economies of scale in terms of our expertise and knowledge and remanufacture and salvage.

Mike DeWalt - Caterpillar Inc. - Director, Investor Relations
That's it for us today. Thank you very much. If you have any further questions, as usual, you can contact me. Thank you very much.

Operator
Thank you, ladies and gentlemen. This does conclude today's conference call. You may disconnect your phone lines at this time, and have a wonderful day. Thank you for your participation.

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